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                                                                        EX-99.j2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information of The Brinson Funds, Class I Shares, constituting parts of this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 17, 1998 relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of UBS Large Cap Growth Fund, UBS Small Cap Fund, and UBS High Yield Bond Fund, which are also incorporated by reference in the Registration Statement.

PricewaterhouseCoopers
1177 Avenue of the Americas
April 30, 1999